October 19, 2015 Third Quarter 2015 Financial Review

Forward-Looking Statements This presentation contains statements that relate to the projected or modeled performance or condition of Zions Bancorporation and elements of or affecting such performance or condition, including statements with respect to forecasts, opportunities, models, illustrations, scenarios, beliefs, plans, objectives, goals, guidance, expectations, anticipations or estimates, and similar matters. These statements constitute forward- looking information within the meaning of the Private Securities Litigation Reform Act. Actual facts, determinations, results or achievements may differ materially from the statements provided in this presentation since such statements involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions; economic, market and business conditions, either nationally, internationally, or locally in areas in which Zions Bancorporation conducts its operations, being less favorable than expected; changes in the interest rate environment reducing expected interest margins; changes in debt, equity and securities markets including but not limited to the ability to successfully tender for preferred equity; adverse legislation or regulatory changes; Federal Reserve reviews of our annual capital plan; and other factors described in Zions Bancorporation’s most recent annual and quarterly reports. In addition, the statements contained in this presentation are based on facts and circumstances as understood by management of the company on the date of this presentation, which may change in the future. Except as required by law, Zions Bancorporation disclaims any obligation to update any statements or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events, developments, determinations or understandings. 2

Chairman’s Message 3 What is working within expectations:  Charter consolidation  Tracking on efficiency initiative • Zions is on track to achieve the committed one-half of the gross $120 million expense reduction by the end of 2015 • Efficiency ratio on track to be below 70% for 2H15  Systems replacement, while maintaining noninterest expense levels  Enhancing retail banking  Substantially stronger risk management  Driving deposit growth  Deploying cash to securities What needs additional attention:  Loan growth has been below target • Net of the Energy and National Real Estate portfolio declines, growth equaled $1.1B during the past year, or 3.4%  Driving stronger core fee income

Efficiency Initiative Expense progress is tracking well 4 Noninterest Expense: • Commitment to hold expenses below $1.6 billion in 2015 (and 2016). • Status: On track Cost savings: • Commitment to achieve a gross $120 million of savings, half of which targeted to be realized by the end of 2015. • Status: On track Setting the stage for 2016: • Coordination throughout organization to achieve deadlines for year end consolidation, setting stage for 2016 targeted savings $0 $20 $40 $60 $80 $100 $120 $140 2017 Gross Cost Savings Goal Projected Year-End Savings Realized Cost Saving Initiative Progress Operations -- Affiliate Banks Operations -- Bancorp Technology Charter Consolidation

Efficiency Ratio: Sharp focus leading to substantial improvement 5 The efficiency ratio improved to 69.5%, from 73.0% a year ago. Reiterating the commitment to drive the efficiency ratio to: • Less than or equal to 70% for the second half of 2015 • Less than or equal to 66% for 2016 • The low 60s for 2017 1) Efficiency ratio defined as noninterest expense adjusted for severance, other real estate expense, provision for unfunded lending commitments, debt extinguishment costs, amortization of core deposit intangibles, restructuring costs, expressed as a percentage of, the sum of fully-taxable equivalent net interest income, noninterest income excluding gains / losses on securities, and fair value and nonhedge derivative income. See page 15 of the 3Q15 earnings release for reconciling table. 73.0% 74.1% 72.3% 71.4% 69.5% 55% 60% 65% 70% 75% 80% 3Q14 4Q14 1Q15 2Q15 3Q15 Noninterest Expenses as a Percentage of Net Revenue1

Investing in the Business: Major Investment Substantial planning and effort has resulted in an on-track outcome 6  Chart of Accounts / Financial Reporting Simplification • GL transition and new reporting tool conversion complete • Phase 2 support of core systems will rollout in 2016 & 2017  Credit Approval Front-End Work Flow System • Status: Software developed, installed in 50% of affiliate banks • Completion Expected: Spring 2016  Enterprise Loan Operations (boarding / servicing / loan maintenance): • Consolidate and streamline 15 operations centers to 2 centers • Completion Expected: Early 2016  Core System (FutureCore): Loan and Deposit Processing Systems • Consumer loan system on track for mid-2016 rollout • Commercial loan system scheduled for 2017 rollout • Deposit system scheduled for 2018 rollout  Other Announced Organizational Alignments on Schedule • Charter Consolidation (12/31/2015) • Credit administration alignment to push greater decision-making closer to the customer • Creation of an enterprise retail banking function • Accounting operation consolidation • Wealth Management consolidation of multiple trust, broker dealer, investment management platforms

$36,000 $39,000 $42,000 $45,000 3Q14 4Q14 1Q15 2Q15 3Q15 Total Loans 35% 40% 45% 50% $40,000 $42,000 $44,000 $46,000 $48,000 $50,000 3Q14 4Q14 1Q15 2Q15 3Q15 Total Deposits Total Deposits (left) Non-Interest Bearing Deposits as a % of Total (right) Total Loan and Deposit Growth 7 In Millions In Millions • Slight growth of loans net of attrition due primarily to attrition in select divisions, including energy and national real estate • Strong mix of deposits, with 44% of total deposits in non-interest bearing accounts

Financial Results 8 Three Months Ended (Dollar amounts in millions, except per share data) September 30, 2015 June 30, 2015 September 30, 2014 Earnings Results: Diluted Earnings Per Share 0.41 (0.01) 0.40 Adjusted Earnings Per Share* NA 0.41 NA Net Interest Income 425 424 417 Provision for Loan Losses 18 1 (55) Noninterest Income 131 0 116 Noninterest Expense 396 404 439 Net Earnings (Loss) Applicable to Common Shareholders 84 (1) 79 Ratios: Return on Average Assets 0.69% 0.10% 0.69 % Return on Average Common Equity 5.02% (0.07) % 5.10 % Tangible Return on Avg Tangible Common Equity 6.05% 0.03% 6.19 % Net Interest Margin 3.11% 3.18% 3.20 % Yield on Loans 4.18% 4.22% 4.33 % Yield on Securities 2.17% 2.35% 2.57 % Average Cost of Deposits** 0.10% 0.10% 0.11 % Efficiency Ratio 69.5% 71.4% 73.0 % Ratio of Nonperforming Lending-Related Assets to Loans, Leases and OREO 0.92% 0.96% 0.84 % Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans 0.31% 0.11% 0.11 % Basel III Common Equity Tier 1 12.17% 12.00 % Basel I Tier 1 Common Equity 11.86% * Adjusted for the sale of remaining CDOs in 2Q2015 **Includes noninterest bearing deposits Efficiency ratio defined as noninterest expense adjusted for severance, other real estate expense, provision for unfunded lending commitments, debt extinguishment costs, amortization of core deposit intangibles, restructuring costs, expressed as a percentage of, the sum of fully-taxable equivalent net interest income, noninterest income excluding gains / losses on securities , and fair value and nonhedge derivative income.

# Securities Portfolio Growth

## Short-to-medium duration portfolio; limited duration extension risk



In Millions
Total Securities
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
3Q14
4Q14
1Q15
2Q15
3Q15
Other Securities
Municipal Securities
Small Business Administration Loan-Backed Securities
Agency Securities
Agency Guaranteed MBS Securities

Added net $1.4B of high quality liquid assets during 3Q15

Portfolio Duration

- Status quo: 2.6 years
- Rates +200 bps: 2.7 years

| Modeled Annual Change in a +200 Interest Rate Environment | | |
|---|---|---|
| | Fast | Slow |
| Net Interest Income – 3Q15 (1) | 10% | 19% |
| Net Interest Income – 2Q15 | 13% | 20% |

12-month simulated impact using a static-sized balance sheet and a parallel shift in the yield curve, and is based on statistical analysis relating pricing and deposit migration to benchmark rates (e.g. Libor, U.S. Treasuries). "Fast" refers to an assumption that market rates on deposits will adjust at a faster speed in response to changes in interest rates. "Slow" refers to an assumption that market rates on deposits will adjust at a moderate rate (i.e. supply of deposits exceeds demand for loans).

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(1) Preliminary analysis, subject to refinement

ZIONS BANCORPORATION

Loan Growth by Affiliate and Type: Pockets of Strength offset by National Real Estate and Energy 10 Source: Company documents;); NRE = National Real Estate Group, a division of Zions Bank that focuses on small business loans generally underwritten using SBA 504 guidelines. Year-over-Year Loan Growth Zions Bank California B&T Amegy Nat'l Bank of AZ Nevada State Bank Vectra Commerce Total Commercial & Industrial $327 $176 -$347 $77 -$102 $27 -$21 $139 Owner Occupied (ex NRE) $104 $35 -$1 -$33 -$43 -$6 $8 $64 Construction & Development $95 -$52 $170 $51 -$2 $69 -$10 $321 Term CRE (ex NRE) -$23 $206 $64 -$11 $40 -$94 -$7 $175 1-4 Family $7 -$155 $260 -$19 -$18 $38 $3 $116 National Real Estate (NRE) -$509 -- -- -- -- -- -- -$509 Total (ex NRE) $539 $80 $194 $100 -$97 $77 -$12 $882 Total $30 $80 $194 $100 -$97 $77 -$12 $373 4% 1% 17% 3% 2% -18% -8% 1% -20% -10% 0% 10% 20% C&I (ex Energy) Owner Occupied (ex NRE) C&D Term CRE (ex NRE) 1-4 Family National Real Estate Energy Total Year-over-Year Loan Growth All values in millions

Net Interest Income Drivers Loan yield is relatively stable; margin down in part due to mix shift 11 • Mix shift pressure: Continued growth of average deposits without commensurate increase of average loans resulted in slight NIM pressure • Decline in income from loans purchased from FDIC in 2009 accounted for most of the compression of loan yields • MBS premium amortization increased due to elevated prepayment speeds 3.20% 3.25% 3.22% 3.18% 3.11% 0% 1% 2% 3% 4% 5% 3Q14 4Q14 1Q15 2Q15 3Q15 Net Interest Margin (NIM) Loan Yield Securities Yield Interest Expense / Interest Earning Assets: Purple Net Interest Margin

Net Interest Income: Loan pricing discipline supports NIM stability 12 3.0% 3.5% 4.0% 4.5% 5.0% 3Q14 4Q14 1Q15 2Q15 3Q15 Portfolio Yield vs. Production Yield • Stable linked-quarter loan yield • Coupon rate of new loan production (green) decreased to 3.65% from 3.74% in the prior quarter, primarily due to pricing pressure on larger loans. • Volume of new production (not shown) decreased 4% from prior quarter, but was more than offset by lower run-off rates, resulting in slight net loan growth. Loans HFI = Loans held for investment; the difference between the coupon and the yield is the net of amortizing fee income, partially offset by amortizing expense. Loan Portfolio HFI Yield Loan Portfolio HFI Coupon Loan HFI Production Yield

Credit Quality: Overall Credit Quality Remains Generally Strong 13 -0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 3Q14 4Q14 1Q15 2Q15 3Q15 Key Credit Quality Ratios Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans Net Charge-offs / Loans annualized • Continued strong credit quality performance. Relative to June 30, 2015: • Classified loans increased 2.3% • NPAs declined 3.6% • Moderate increase in classified loans attributable to energy loans • Allowance for credit loss remains strong, at 1.69% of total loans and leases • 1.6x coverage of NPAs • 4.7x coverage of annualized NCOs

# Energy Portfolio Detail

| (In millions) | 9/30/2015 | % of total | 6/30/2015 | $ Change | % Change | 3/31/2015 |
|---|---|---|---|---|---|---|
| **Loans and leases:** | | | | | | |
| Oil and gas related: | | | | | | |
| Upstream - exploration and production | $ 924 | 33 % | $ 954 | (30) | (3)% | $ 1,078 |
| Midstream – marketing and transportation | 626 | 22 % | 589 | 37 | 6 % | 654 |
| Downstream – refining | 124 | 5 % | 131 | (7) | (5)% | 140 |
| Other non-services | 55 | 2 % | 75 | (20) | (27)% | 57 |
| Oilfield services | 825 | 29 % | 879 | (54) | (6)% | 959 |
| Energy service manufacturing | 251 | 9 % | 255 | (4) | (2)% | 269 |
| Total oil and gas related | 2,805 | 100 % | 2,883 | (78) | (3)% | 3,157 |
| Alternative energy loans | 214 | | 222 | (8) | (4)% | 232 |
| Total loan and lease balances | 3,019 | | 3,105 | (86) | (3)% | 3,389 |
| Unfunded lending commitments | 2,364 | | 2,403 | (39) | (2)% | 2,451 |
| Total credit exposure | $ 5,383 | | $ 5,508 | (125) | (2)% | $ 5,840 |
| Private equity investments | 17 | | 18 | (1) | (6)% | 20 |
| **Credit Quality Measures of oil and gas** | | | | | | |
| Classified loan ratio | 15.7 % | | 11.3 % | | | 9.3 % |
| Nonperforming loan ratio | 3.0 % | | 2.3 % | | | 2.1 % |
| Net charge-off ratio, annualized | 2.4 % | | —% | | | 0.3 % |

Continued attrition of loan balances, generally driven by borrowers paying down or paying off their balances

Loan downgrades continued as expected, primarily from oilfield services but also from upstream loans

Zions added to the allowance for credit losses during 3Q15. The decision was driven in part from the substantial decline in oil prices (from $59.47 on Jun 30 to $45.09 on Sep 30).

Zions expects further downgrades during next two quarters

Reserve for energy loans is considered strong

**Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as energy-related, including a particular segment of energy-related activity, e.g., upstream or downstream.*

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ZIONS BANCORPORATION

Houston Economic Data: Employment remains stronger than national levels; housing indicators show healthy volume and inventory 15 -10 -5 0 5 10 1Q1 2 2Q1 2 3Q1 2 4Q1 2 1Q1 3 2Q1 3 3Q1 3 4Q1 3 1Q1 4 2Q1 4 3Q1 4 4Q1 4 1Q1 5 2Q1 5 Business Economic Statistics: Houston PMI less National PMI 0 1 2 3 4 5 6 0 10,000 20,000 30,000 40,000 50,000 1H12 2H12 1H13 2H13 1H14 2H14 1H15 Houston Home Sales and Inventory Home Sales (Left) Months Inventory (Right) -2% 0% 2% 4% 1Q1 2 2Q1 2 3Q1 2 4Q1 2 1Q1 3 2Q1 3 3Q1 3 4Q1 3 1Q1 4 2Q1 4 3Q1 4 4Q1 4 1Q1 5 2Q1 5 Houston Employment: Houston less National Rate / Level Employment Growth Rate since 1Q12 Unemployment Rate Source: Bureau of Labor Statistics, Bloomberg, Texas A&M University Real Estate Center

Houston Commercial Real Estate Data Moderate weakness realized and expected in vacancy rates; rents still above 2012 levels 16 0% 5% 10% 15% 1Q1 2 2Q1 2 3Q1 2 4Q1 2 1Q1 3 2Q1 3 3Q1 3 4Q1 3 1Q1 4 2Q1 4 3Q1 4 4Q1 4 1Q1 5 2Q1 5 Vacancy Rate - Houston 100 110 120 130 140 150 1Q1 2 2Q1 2 3Q1 2 4Q1 2 1Q1 3 2Q1 3 3Q1 3 4Q1 3 1Q1 4 2Q1 4 3Q1 4 4Q1 4 1Q1 5 2Q1 5 Price Index - Houston Source: CoStar 95 100 105 110 1Q1 2 2Q1 2 3Q1 2 4Q1 2 1Q1 3 2Q1 3 3Q1 3 4Q1 3 1Q1 4 2Q1 4 3Q1 4 4Q1 4 1Q1 5 2Q1 5 Indexed Rent Growth - Houston Apartment Office Retail

17 Zions’ Commercial Real Estate Portfolio in Texas Houston is approximately 3/5ths of total Texas exposure; increase from 2Q in part due to new commitments in Term, draws on C&D and conversion to Term from C&D $0 $50 $100 $150 $200 $250 $300 $350 $400 Other Industrial Hospitality Office Retail Apartments Commercial Term Houston - 62% TX-Not Houston - 38% $0 $50 $100 $150 $200 Other Land Development Industrial Hospitality Retail Office Apartments Commercial Construction Houston - 50% TX-Not Houston - 50% $0 $50 $100 $150 $200 $250 Other Land Development Single Family Housing Residential Construction Houston - 53% TX-Not Houston - 47%

# Next 12-Month Outlook Summary

## Relative to 3Q15 Results

| Topic | Outlook | Comment |
|---|---|---|
| Loan Balances | Slightly to Moderately Increasing | • Loan growth is difficult to forecast, as prepayments remain volatile, along with softness from energy lending. |
| Net Interest Income | Moderately Increasing | • Driven by loan growth, MBS purchases, and sub debt reduction ($8.6 million interest expense incurred in 3Q15, or 6 basis points of NIM)<br>• Deploying cash into medium duration, HQLA-qualifying agency MBS |
| Provisions | Flat to Slightly Positive | • On average, provisions likely to be flat to slightly positive, reflecting low net charge-offs, loan growth, and expected downgrades of energy-related loans |
| Noninterest Income | Slightly to Moderately Increasing | • Excluding securities gains/losses, branch sales, fair value & nonhedge derivative income<br>• Dividends from federal agencies declining due to charter consolidation |
| Noninterest Expense | Stable | • Targeting NIE of less than $1.6 billion in FY15 and FY16<br>• Includes elevated spending on technology systems overhaul to continue |
| Preferred Dividends | Declining | • $180 million (par value plus accrued dividends plus tender premium) cash tender offer outstanding<br>• Reduces preferred dividend expense in 2016 by approximately $10 million, or about $0.05/share annually |

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ZIONS BANCORPORATION